Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Chuy’s Holdings, Inc. of our report dated May 16, 2012, except for Note 17, as to which the date is July 11, 2012, relating to our audits of the consolidated financial statements of Chuy’s Holdings, Inc. included in the Registration Statement Form S-1 (No. 333-176097) and related prospectus of Chuy’s Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ McGladrey LLP

Dallas, Texas

January 9, 2013